Exhibit 32.1

MELA SCIENCES, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of MELA Sciences, Inc. (the “Company”) hereby certifies to his knowledge that the Company’s quarterly report on Form 10-Q for the period ended March 31, 2012 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph V. Gulfo

Joseph V. Gulfo

Chairman, President and Chief Executive Officer

(Principal Executive Officer)

May 3, 2012

/s/ Richard I. Steinhart

Richard I. Steinhart

Senior Vice President & Chief Financial Officer

(Principal Accounting and Financial Officer)

May 3, 2012

*	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to MELA Sciences, Inc. and will be retained by MELA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of MELA Sciences, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.